Results

2Q15

DISCLAIMER

The results of the second quarter and first half of 2015 consolidate the Companies of BRF S.A..

All statements contained herein with regard to the Company's business prospects, projected results and the potential growth of its business are mere forecasts, based on local management expectations in relation to the Company' s future performance. Dependent as they are on market shifts and on the overall performance of the Brazilian economy and the sector and international markets, such estimates are subject to changes.

AGENDA


Qualy
15



The Company

BRF

OVERVIEW

- One of Brazil's **biggest** and **most internationalized** companies:

  7th largest public **food company** in the world by market cap;
  4th largest exporter in Brazil, reaching more than 120 countries;
  5th largest employer in Brazil, with more than 104 thousand employees

- One of the **world's largest food companies:**

  More than **2,300 products;**

  Present in **most part of Brazil's** terriotory;

  34 production units in Brazil and **10** abroad.

MOST RELEVANT BRANDS

Sadia, Sadia (Arabic), Perdigão, Speedy Pollo, Claybom, Prezato Sadia, Sadia Hot Pocket, Ouro Perdigão, Perdix, Sadilar, Paty, Avipal, Qualy, Dánica, Nabrasa Perdigão, Chester, Sahtein

DIFFUSED CONTROL



Treasury 2.9%
Tarpon 10.5%
ADR 12.9%
Previ 10.5%
Petros 12.5%
Foreign 26.0%
National 24.7%


CHESTER
PERDIGÃO
CHESTER
PERDIGÃO
VIRGEM

Highlights

HIGHLIGHTS

- **Net operating revenue** of R$7.9 billion, **12.8% higher** than in the 2Q14.
- **Gross profit of 31.9%,** compared with 27.1% in the 2Q14 and 30.7% in the 1Q15.
- **EBITDA** was R$1.4 billion, **43.6% higher y/y** and EBITDA margin of 17.4%, +3.7 p.p. on the same comparison.
- **Volume and NOR processed Brazil** increased **9.4%** and **15.2%** respectively y/y.
- **ROIC** (*Return on Invested Capital*) of **13.3%** (LTM), against 7.9% in the 2Q14 and 12.3% in the 1Q15.
- **Issue of €500.0 million in *Senior Notes*** within the ***Green Bonds*** principle, the first issue of this kind made by a Brazilian Company.
- **Rating upgrade by Standard & Poor's** to **"BBB",** rated above the sovereign risk of Brazil.



Claybom
Qualy
Sadia
HOT POCKET
XBURGUER
MEU MENU
PERDIGÃO
Sadia
Frango fácil!
Inteiro



Consolidated Performance

CONSOLIDATED PERFORMANCE

brf

NOR (R$ MILLION)



+12.8%
+12.3%
7,015
7,238
8,047
7,048
7,913
2Q14
3Q14
4Q14
1Q15
2Q15

COGS (R$ MILLION)



+5.4%
+10.3%
5,114
5,093
5,359
4,885
5,388
2Q14
3Q14
4Q14
1Q15
2Q15

Gross profit (R$ MILLION)



+480 bps
+120 bps
1,901
2,145
2,687
2,164
2,525
27.1%
29.6%
33.4%
30.7%
31.9%
2Q14
3Q14
4Q14
1Q15
2Q15

SG&A (R$ MILLION)



+10 bps
+90 bps
16.1%
15.5%
15.8%
16.9%
16.0%
1,130
1,120
1,274
1,191
1,269
2Q14
3Q14
4Q14
1Q15
2Q15

CONSOLIDATED PERFORMANCE

EBIT (R$ MILLION)


+390 bps
+430 bps
667
833
1,406
641
1,058
9.5%
11.5%
17.5%
9.1%
13.4%
2Q14
3Q14
4Q14
1Q15
2Q15

Net Profit (R$ MILLION)


+46.6%
-21.0%
249
572
991
462
364
2Q14
3Q14
4Q14
1Q15
2Q15

EBITDA (R$ MILLION)


+370 bps
+390 bps
961
1,130
1,762
951
1,380
13.7%
15.6%
21.9%
13.5%
17.4%
2Q14
3Q14
4Q14
1Q15
2Q15


PERDIGÃO
Presunto

FINANCIAL PERFORMANCE

ROIC



+542 bps
7.88%
9.14%
11.70%
12.27%
13.30%
2Q14
3Q14
4Q14
1Q15
2Q15

Financial Cycle



65.5
61.3
56.0
58.4
57.4
56.2
49.5
41.8
36.4
41.1
36.9
32.6
35.2
16.3%
15.3%
14.5%
14.8%
14.6%
14.0%
13.0%
11.0%
9.8%
10.8%
10.1%
8.8%
9.7%
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14*
1Q15*
2Q15*

Cash Flow



+16.6%
-567
-394
115
101
688
1150
1531
2595
3184
3125
4148
4096
3714
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14*
1Q15*
2Q15*

Net debt/EBITDA



5,113
5,394
5,032
6,230
5,951
1.51
1.40
1.04
1.26
1.12
2Q14
3Q14
4Q14*
1Q15*
2Q15*
Net Debt
Net Debt/EBITDA

*Considering only the result of the continued operations result for the multiple calculation (without Dairy products), other quarters consider continued and discontinued operations.



Performance by Region

PERFORMANCE BY REGION: BRAZIL

VOLUME W/ OTHER SALES (THOUSAND T)



+8.7%
+1.9%
502
116
386
536
132
404
546
123
422
2Q14
1Q15
2Q15
Processed
sales

EBIT (R$ MILLION)



-120 bps
+170bps
405
306
389
11.0%
8.1%
9.8%
2Q14
1Q15
2Q15

NOR (R$ MILLION)



+8.0%
+4.5%
3,665
3,789
3,958
2Q14
1Q15
2Q15

NOR W/ OTHER SALES R$ MILLION



+11.5%
+4.4%
+15,2%
3,392
748
2,643
3,624
760
2,863
3,783
737
3,046
2Q14
1Q15
2Q15
Processed
Sales

RETURN OF PERDIGÃO

Processed Meats Market R$16 billion (LTM)


2017
13%
2016
4%
After July
2015
23%
Until July
2015
60%

Market Share – Value (LTM)

Categorias with Perdigão (13)


8% Divested
Brands
22%
Perdigão
25%
Sadia
26%
Perdigão
23%
Sadia
2011
2015

Categorias without Perdigão (7)


10% Divested
Brands
25%
Perdigão
39%
Sadia
58%
Sadia
2011
2015

- In July 2015, Perdigão returns in **3 important categories** (ham, smoked sausage and pork cuts).
- Present in **83% of the processed meats market in Brazil.**
- BRF has now a **more diversified and affordable portfolio for all brazilians.**



PERFORMANCE BY REGION: MEA

VOLUME (THOUSAND T)



+0.6%
+7.2%
269
253
271
2Q14
1Q15
2Q15

EBIT (R$ MILLION)



+1800 bps
+1060 bps
321
18.3%
115
7.7%
0.3% 4
2Q14
1Q15
2Q15

NOR (R$ MILLION)



+29.3%
+16.8%
1,355
1,499
1,752
2Q14
1Q15
2Q15

MARKET SHARE – VOLUME*



40.8%
50.9%
21.7%
Whole Chicken
Parts of Chicken
Processed

*Region: Gulf-EAU, Quatar, Omã, Saudi Arabia, Kuwait, Iraque, Irã, Bahrein

PERFORMANCE BY REGION: ASIA

VOLUME (THOUSAND T)


+2.0%
+13.2%
123
111
126
2Q14
1Q15
2Q15

EBIT (R$ MILLION)


+1220 bps
+290 bps
92
164
223
12.6%
22.0%
24.9%
2Q14
1Q15
2Q15

NOR (R$ MILLION)


+23.5%
+20.7%
728
745
899
2Q14
1Q15
2Q15

Average Price in US$


-12.1%
-0.7%
2.64
2.34
2.32
2Q14
1Q15
2Q15

PERFORMANCE BY REGION: EUROPE/EURASIA

VOLUME (THOUSAND T)


+0.6%
+22.0%
88
72
88
2Q14
1Q15
2Q15

EBIT (R$ MILLION)


-420 bps
+450 bps
18.2%
9.5%
14.0%
148
59
119
2Q14
1Q15
2Q15

NOR (R$ MILLION)


+4.4%
+36.0%
810
622
846
2Q14
1Q15
2Q15

NOR (W/ RÚSSIA) R$ MILLION


+13.4%
+21.9%
578
537
655
2Q14
1Q15
2Q15

PERFORMANCE BY REGION: LATAM

brf

VOLUME (THOUSAND T)


-32.4%
+11.2%
78
47
53
2Q14
1Q15
2Q15

AVERAGE PRICE IN US$


+7.5%
2.90
-2.6%
2.83
2.63
2Q14
1Q15
2Q15

NOR (R$ MILLION)


+0.2%
+16.2%
457
394
457
2Q14
1Q15
2Q15

NOR (LATAM W/ VENEZUELA) (R$ MILLION)


+52.8%
+16.2%
299
394
457
2Q14
1Q15
2Q15


Na Brasa
PARA APAIXONADOS POR CHURRASCO
PERDIGÃO
espeto de frango
MANTENHA CONGELADO A -12°C OU MAIS FRIO - CONTÉM GORDURA VEGETAL
espeto temperado congelado de frango - filé de peito
PRONTO PARA ASSAR
PERDIGÃO

brf

Did you know?

OUR GOVERNANCE

brf

- **Novo Mercado (*New Market*):** BRF is a publicly traded company listed on Novo Mercado, most demanding segment of São Paulo Stock Exchange (BM&FBovespa), and also listed on New York Stock Exchange (NYSE).
- **Policy on Combating Bribery and Corruption of BRF:** published in 2014, is in line with the Brazilian Federal Law No. 12,846 (Anticorruption Law) and British (UKBA) and American (FCPA) laws.
- **Board of Fraud Prevention:** created in the first half of the year, reports directly to the Statutory Audit Committee and adopts a management reference model on the market.
- **Statutory Audit Committee:** created in 2014, allowed BRF to progress in governance, coordinating audit systems, fraud prevention and internal controls in the Company, with the participation of an external financial expert.
- **Communication:** in order to achieve continual improvement of its products and processes, properly manage its risks, promoting ethical behavior inside and outside the Company and to know more deeply the perception of society regarding the business, BRF keeps mechanisms and several communication channels and dialogue, such as SAC, the Reporting Channel (Complaints), corporate communications and national and international phones. We are open to criticism, suggestions, demands and complaints, seeking transparency in the relationship with employees, society, government and business partners.



brf

Perdigão Manifest

PERDIGÃO MANIFEST

Life goes by fast.
There are so many things to do that sometimes we have to give up things like sleeping, watching the last episode of the soap opera, being with the family...
Ooops! Wait, the family, no.
For family, we always have to make time.
Only the family is always there for us. Wherever we are.
Only the family has the power to renew our smile.
That's why gathering the family together is so important.
And in that moment, there's nothing better than a table full of tasty food prepared with love.
Dishes and people that love each other, laughter, conversations, memories, and people remembering good times.
That's what Perdigão believes in.



And for you to join the most important people in your life with real food and those recipes that make the whole family to rush to the table, we prepare our products with so much affection.

BECAUSE EVERYTHING THAT WE DO **WITH FAMILY** IS TASTIER.

THANK YOU

Investor Relations
acoes@brf-br.com
www.brf-br.com/ir
+55 (11) 23225398